UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):July 17, 2006
Cousins Properties Incorporated
(Exact name of registrant as specified in its charter)
Georgia
(State or other jurisdiction of incorporation)
0-3576
(Commission File Number)
58-0869052
(IRS Employer Identification Number)
2500 Windy Ridge Parkway, Atlanta, Georgia 30339-5683
(Address of principal executive offices)
Registrant’s telephone number, including area code: (770) 955-2200
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Signatures

Item 1.01. Entry into a Material Definitive Agreement.
     On July 17, 2006, CSC Associates, L.P., a joint venture in which each of Cousins Properties Incorporated (the “Company”) and Bank of America Corporation has a 50% ownership interest, entered into a Purchase and Sale Agreement (the “Agreement”) with BentleyForbes Acquisitions, LLC (the “Purchaser”), an affiliate of BentleyForbes, to sell Bank of America Plaza, a 1.25 million square foot office building in Atlanta, Georgia. The sales price is approximately $436 million, before adjustment for broker's fees, transfer taxes and other customary closing costs.
     The Agreement provides for a due diligence period, pursuant to which Purchaser may terminate the Agreement at its sole discretion on or before August 3, 2006. The Agreement provides for closing of the sale on August 24, 2006, with an option to extend the closing to September 7, 2006 if certain conditions exist. In addition to the due diligence provision, the Agreement contains customary representations and warranties and is subject to customary closing conditions. However, there can be no assurance that the conditions will be satisfied and the sale closed.
     CSC Associates, L.P. is obligated under a non-recourse mortgage note payable, the proceeds of which it loaned in full to the Company in 2002. The Company is wholly responsible for repayment of this note payable upon sale of Bank of America Plaza in an amount estimated to be approximately $139 million at closing, plus all accrued interest and defeasance costs. The Company anticipates receiving net cash proceeds from the sale of $50 - $60 million, after costs noted above.
     The Company anticipates that it will retain management and leasing of the property subsequent to closing of the sale.
     Certain matters discussed in this report are forward-looking statements within the meaning of the federal securities laws and are subject to uncertainties and risks, including, but not limited to, statements regarding the entry into a Purchase and Sale Agreement, the satisfaction of certain conditions to the agreement, the expected closing date of such transaction and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s Report on Form 10-K for the year ended December 31, 2005. The words “believes,” “expects,” “anticipates,” “estimates,” “would” and similar expressions are intended to identify forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in any forward-looking statement are reasonable, the Company can give no assurance that these plans, intentions or expectations will be achieved. Such forward-looking statements are based on current expectations and speak as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 21, 2006

COUSINS PROPERTIES INCORPORATED
By:	/s/ Robert M. Jackson
Robert M. Jackson
Senior Vice President, General Counsel and Corporate Secretary